EXHIBIT 31.2

CERTIFICATION

I, Vighnesh Dobale, certify that:

1.	I have reviewed this Annual Report on Form 10-K of BMP AI Technologies, Inc. (the “Registrant”) for the fiscal year ended December 31, 2025;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

I am responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Registrant and have performed the evaluations and disclosures required under applicable Exchange Act rules, as described in this report.

Date: May 1, 2026

/s/ Vighnesh Dobale
Chief Financial Officer
(Principal Financial Officer)